                                  EXHIBIT 12.01

                                XCEL ENERGY INC.
                                AND SUBSIDIARIES

                  COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS
                          TO CONSOLIDATED FIXED CHARGES

            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS)


                                                                YEAR ENDED DECEMBER 31,
                                                 2002          2001        2000         1999         1998
                                               ===========  ===========  ==========  ===========  ===========
EARNINGS:
     Net income                                $(2,217,991) $   794,966  $  526,828  $   570,933  $   624,330
     Provisions for Federal and state taxes
     on income                                    (627,985)     336,723     304,865      179,673      240,391
     Fixed charges as below                      1,023,565      934,072     791,187      472,364      402,608
     Less: Undistributed equity in earnings         16,478      124,277      87,019       67,926       56,953
     of unconsolidated affiliates
                                               ===========  ===========  ==========  ===========  ===========
         Total                                 $(1,838,989) $ 1,941,484  $1,535,861  $ 1,155,044  $ 1,210,376
                                               ===========  ===========  ==========  ===========  ===========
FIXED CHARGES:
     Interest charges, excluding AFC--debt     $   985,221  $   895,272  $  752,387  $   433,564  $   369,297
     Distributions on redeemable preferred
     securities of subsidiary trust                 38,344       38,800      38,800       38,800       33,311
                                               ===========  ===========  ==========  ===========  ===========
         Total                                 $ 1,023,565  $   934,072  $  791,187  $   472,364  $   402,608
                                               ===========  ===========  ==========  ===========  ===========
RATIO OF EARNINGS TO FIXED CHARGES                   (1.8)          2.1         1.9          2.4          3.0
                                               ===========  ===========  ==========  ===========  ===========